Exhibit 3

                      TRANSACTIONS IN SHARES OF THE COMPANY

                     The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the most recent filing on Schedule 13D, whichever is less. All transactions involved purchases of Shares on the New York Stock Exchange. On October 27, 2000, 450,000 shares were transferred from an account for which Greenbelt had voting and dispositive power to an account for which it had no such powers.


Reporting Person                                                    Price Per
  With Direct                                                         Share
   Beneficial              Date of              Number of          (Excluding
   Ownership             Transaction              Shares           Commission)
   ---------             -----------              ------           -----------

   Kingsley                09/26/00               35,000             2.9554
   Kingsley                09/27/00               49,900             2.8374
   Kingsley                09/29/00               20,000             3
   Kingsley                10/03/00               10,000             2.875
   Greenbelt               10/04/00               25,000             2.875
   Greenbelt               10/05/00               50,000             2.6563
   Greenbelt               10/06/00               25,000             2.5
   Greenway                11/03/00               30,000             2.8125
   Greentree               11/03/00               15,000             2.8125
   Greenbelt               11/03/00               10,000             2.8125
   Kingsley                11/03/00               15,000             2.8125
   Greenway                11/06/00               30,000             2.875
   Greentree               11/06/00               10,000             2.875
   Greenbelt               11/06/00               10,000             2.875
   Kingsley                11/06/00               10,000             2.875
   Greenway                11/07/00               20,000             2.875
   Greentree               11/07/00               10,000             2.875
   Greenbelt               11/07/00               10,000             2.875
   Kingsley                11/07/00               10,000             2.875
   Greenway                11/08/00              145,000             2.8405
   Greentree               11/08/00               45,000             2.8405
   Greenbelt               11/08/00               60,000             2.8405
   Kingsley                11/08/00               40,000             2.8405
   Greenway                11/09/00               75,000             2.8621
   Greentree               11/09/00               20,000             2.8621
   Greenbelt               11/09/00               30,000             2.8621
   Kingsley                11/09/00               20,000             2.8621
   Greenway                11/10/00              232,400             2.9672
   Greentree               11/10/00               70,000             2.9672
   Greenbelt               11/10/00               90,000             2.9672
   Kingsley                11/10/00               70,000             2.9672